    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2001
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SIPEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MASSACHUSETTS                                     04-6135748
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                                22 LINNELL CIRCLE
                               BILLERICA, MA 01821
                                 (978) 667-8700
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                       2002 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                JAMES E. DONEGAN
                             CHIEF EXECUTIVE OFFICER
                                SIPEX CORPORATION
                                22 LINNELL CIRCLE
                               BILLERICA, MA 01821
                                 (978) 667-8700
           (NAME AND ADDRESS INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                             JEFFREY D. SAPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM
                                                                        AGGREGATE         PROPOSED MAXIMUM         AMOUNT OF
                  TITLE OF SECURITIES TO          AMOUNT TO BE        OFFERING PRICE          AGGREGATE         REGISTRATION FEE
                      BE REGISTERED              REGISTERED (1)         PER SHARE          OFFERING PRICE             (4)
                      -------------              --------------         ---------          --------------             ---
     2002 NONSTATUTORY STOCK OPTION PLAN

     Common Stock, par value $.01 per share          771,700           $    6.00 (2)      $ 4,630,200.00 (2)      $ 1,157.55 (2)
                                                     228,300           $    9.20 (3)      $ 2,100,360.00 (3)      $   525.09 (3)
     NON-PLAN OPTIONS

     Common Stock, par value $.01 per share           30,000           $ 12.1400 (2)      $   364,200.00 (2)      $    91.05 (2)
                                                   ---------             -------          --------------          ----------
     TOTAL                                         1,030,000                              $ 7,094,760.00          $ 1,773.69
                                                   =========                              ==============          ==========

(1) Plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of Regulation C, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) Pursuant to Rule 457(c) and (h)(1) of Regulation C of the Securities Act, the price of $9.20 per share, is the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on November 19, 2001 and is set forth solely for purposes of calculating the filing fee for those shares without a fixed exercise price.

(4) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$250 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fee is therefore calculated by multiplying the aggregate offering sales amount by 0.000250.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by SIPEX Corporation (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

(a) The Registrant's 2001 Annual Report on Form 10-K, filed with the Commission on March 23, 2001;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 2001;

(e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A filed with the Commission on March 1, 1996 pursuant to Section 12(g) of the Exchange Act and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-14639) initially filed with the Commission on March 1, 1996.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the shareholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. Massachusetts General Laws Chapter 156B,
Section 67 forbids the indemnification of any person with respect to any matter to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

         The Company's Restated By-Laws indemnifies the directors and officers against liabilities arising out of legal proceedings brought against them by reason of their status as directors and officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer of another organization. Under the Restated By-Laws, each director and officer shall be indemnified by the Company for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interest of the Company. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expense. The Restated By-Laws provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Massachusetts Law, as it now exists or may in the future be amended. In addition, the Restated Articles provide that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers, whereby the Company agreed, among other things, (i) to indemnify them to the fullest extent permitted by the Business Corporation Law of the Commonwealth of Massachusetts, subject to specified limitations, against certain liabilities actually and reasonably incurred by them in any proceedings in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at the request of the Company for another entity and (ii) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company intends to enter into similar separate indemnification agreements with any directors or officers who may join the Company in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                                         Description of Exhibit
        4.1*        Restated Articles of Organization of the Registrant.

        4.2*        Restated By-Laws of the Registrant.

        4.3         SIPEX Corporation 2002 Nonstatutory Stock Option Plan.

        4.4         Form of Stock Option Agreement (Plan).

        4.5         Form of Stock Option Agreement (Non-Plan) by and between the Registrant and Ravi Nandan.

        4.6         Form of Stock Option Agreement (Non-Plan) by and between the Registrant and Eva Ferguson.

        5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

       23.1         Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

       23.2         Consent of KPMG LLP.

       23.3         Consent of Sallmann, Yang & Alameda.

       24.1         Power of Attorney (included as part of the signature page of this Registration Statement).

* Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, No. 333-1328.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, the Commonwealth of Massachusetts, on this 20th day of November, 2001.

                                         SIPEX CORPORATION

                                         By:  /s/  James E. Donegan
                                              ----------------------------------
                                              James E. Donegan
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

         EACH SUCH PERSON WHOSE SIGNATURE appears below constitutes and appoints, jointly and severally, James E. Donegan and Frank R. DiPietro and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                         TITLE                                           DATE
/s/  James E. Donegan                             Chairman of the Board of Directors, Chief       November 20, 2001
---------------------------------------------     Executive Officer and Director
James E. Donegan


/s/  Frank R. DiPietro                            Executive Vice President, Finance, Chief        November 20, 2001
---------------------------------------------     Financial Officer, Treasurer (principal
Frank R. DiPietro                                 financial officer and accounting officer) and
                                                  Clerk

/s/  Manfred Loeb                                 Director                                        November 20, 2001
---------------------------------------------
Manfred Loeb

/s/  Lionel H. Olmer                              Director                                        November 20, 2001
---------------------------------------------
Lionel H. Olmer

/s/  John L. Sprague                              Director                                        November 20, 2001
---------------------------------------------
John L. Sprague

---------------------------------------------     Director
Doug McBurnie

/s/  Willy Sansen                                 Director                                        November 20, 2001
---------------------------------------------
Willy Sansen

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS


                       REGISTRATION STATEMENT ON FORM S-8

                                SIPEX CORPORATION

                                NOVEMBER 21, 2001

                                INDEX TO EXHIBITS

     Exhibit Number                        Description of Exhibit
         4.1*              Restated Articles of Organization of the Registrant.

         4.2*              Restated By-Laws of the Registrant.

         4.3               SIPEX Corporation 2002 Nonstatutory Stock Option Plan.

         4.4               Form of Stock Option Agreement (Plan).

         4.5 Form of Stock Option Agreement (Non-Plan) by and between the Registrant and Ravi Nandan.

         4.6 Form of Stock Option Agreement (Non-Plan) by and between the Registrant and Eva Ferguson.

         5.1               Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation, as to the legality of securities being registered.

        23.1               Consent of Wilson Sonsini Goodrich and Rosati,
                           Professional Corporation (included in Exhibit 5.1).

        23.2               Consent of KPMG LLP.

        23.3               Consent of Sallmann, Yang & Alameda.

        24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

* Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, No. 333-1328.